EXHIBIT 10.2
INVESTOR RIGHTS AGREEMENT
This Investor Rights Agreement, September 14, 2026 (this “Agreement”), is made by and between Dream Finders Homes, Inc., a Texas corporation (the “Company”) and the investors listed on the signature page to this Agreement (collectively, the “Investor”) (the Company and the Investor together, collectively, the “Parties”). Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Subscription Agreement (as defined below).
WHEREAS, the Company and the Investor have entered into a subscription agreement, dated September 14, 2026 (the “Subscription Agreement”), pursuant to which Investor agreed to purchase, and the Company agreed to issue to Investor, shares of the Company’s Series B Convertible Preferred Stock, par value $0.01 per share (the “Series B Convertible Preferred Stock”), that will be convertible into shares of the Company’s Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”) subject to the terms and conditions therein; and
WHEREAS, in connection with the Closing, the Company and the Investor desire to set forth in this Agreement certain terms and conditions with respect to the Investor’s ownership of Series B Convertible Preferred Stock and certain other matters as set forth herein.
NOW, THEREFORE, in consideration of and reliance upon the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:
1.Board Observer Right.
1.1For so long as the Investor (together with its Affiliates) beneficially owns (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) any shares of Series B Convertible Preferred Stock, the Investor shall have the right to designate one individual to be present in a non-voting, non-fiduciary observer capacity (the “Board Observer”) at all meetings of the Board of Directors of the Company (the “Board of Directors”) and any committees thereof, including any telephonic or electronic meetings. The Company will give the Board Observer notice of such meetings, by such means as such notices are delivered to the members of the Board of Directors or its committees at the same time notice is provided or delivered to the members of the Board of Directors or such committees. The Company shall concurrently provide the Board Observer with copies of all notices, consents, minutes, materials, documents, presentations or information that are sent or made available to the members of the Board of Directors in their capacity as such. Notwithstanding the foregoing, at any time after the Company receives a written notice from the Investor requesting compliance with this sentence, and until such request is revoked in writing, the Company and the Board of Directors shall use commercially reasonable efforts to not disclose any material non-public information to the Board Observer unless prior to disclosure of such information, the Company or the Board of Directors, as applicable, identifies such information as being material non-public information and provides the Board Observer with the opportunity to accept or refuse to accept such material non-public information for review. The Company will reimburse the expenses of the Board Observer for reasonable direct out-of-pocket travel expenses incurred in attending meetings of the Board of Directors or any committee thereof in person and for attending other meetings or events on behalf of the Company where such attendance is requested by the Company. If requested by the Company, as a condition to any individual serving as the Board Observer, such individual shall, prior to attending his or her first meeting of the Board of Directors or any committee thereof or receiving any materials provided to the Board of Directors, execute and deliver to the Company a confidentiality and non-disclosure agreement in a form reasonably acceptable to the Investor and the Company.

1.2The initial Board Observer shall be designated at Closing. The Investor may elect at any time, by written notice to the Company, not to designate a Board Observer or to remove, replace or withdraw its then-designated Board Observer, and any such election shall not constitute a waiver, relinquishment, or forfeiture of the Investor's right to designate a Board Observer in the future pursuant to this Section 1. The Investor may subsequently designate a new Board Observer at any time by providing written notice to the Company in accordance with this Section 1, and the Company shall afford such newly designated Board Observer all rights set forth in this Section 1. For the avoidance of doubt, no failure or delay on the part of the Investor in exercising its right to designate a Board Observer shall operate as a waiver thereof, nor shall any single or partial exercise of such right preclude any other or further exercise thereof or the exercise of any other right hereunder.
1.3Neither the Board Observer, its Affiliates nor its or their employees, officers, directors, agents, successors and assigns shall have any fiduciary or similar duty to, or liability for any debt or obligation of, the Company or to or of any other entity or person whatsoever as a result of this Section 1 or any exercise of, or failure to exercise, the rights of the Board Observer under this Agreement.
2.Standstill and Voting.
2.1Unless approved in advance in writing by the Board of Directors, the Investor agrees that neither it nor any of its Affiliates (other than any Excluded Affiliate) will, for a period of 18 months after the Closing Date, directly or indirectly:
2.1.1make any statement or proposal to the Board of Directors, any of the Company’s Representatives or any of the Company’s shareholders regarding, or make any public announcement, proposal, or offer (including any “solicitation” of “proxies” as such terms are defined or used in Regulation 14A of the Exchange Act) with respect to, or otherwise solicit, seek, or offer to effect (including, for the avoidance of doubt, indirectly by means of communication with the press or media): (i) any business combination, merger, tender offer, exchange offer, or similar transaction involving the Company or any of its Subsidiaries, (ii) any restructuring, recapitalization, liquidation, or similar transaction involving the Company or any of its Subsidiaries, (iii) any acquisition of any of the Company’s loans, debt securities, equity securities or assets, or rights or options to acquire interests in any of the Company’s loans, debt securities, equity securities, or assets, (iv) any proposal to seek representation on the Board of Directors or otherwise seek to control or influence the management, Board of Directors, or policies of the Company, or (v) any proposal, arrangement, or other statement that is inconsistent with the terms of this Section 2.1.1;
2.1.2instigate, encourage, or assist any third party (including forming, joining or participating in a “group” as defined in the Exchange Act and the rules promulgated thereunder) to do, or enter into any discussions or agreements with any third party with respect to, any of the actions set forth in Section 2.1.1;
2.1.3acquire (or propose or agree to acquire), of record or beneficially, by purchase or otherwise, any loans, debt securities, equity securities, or assets of the Company or any of its Subsidiaries, or rights or options to acquire interests in any of the Company’s loans, debt securities, equity securities, or assets, except that the Investor may beneficially own up to 4.99% of each class of the Company’s outstanding loans, debt securities, and equity securities and may own an amount in excess of such percentage solely to the extent resulting exclusively from actions taken by the Company; provided further that the foregoing restrictions in this Section 2.1.3 shall not apply to any of the Investor’s Representatives effecting or recommending transactions in securities: (i) in the ordinary course of its business as an investment advisor, broker, dealer in securities, market maker, specialist, or block positioner; or (ii) not at the direction or request of the Investor or any of its Affiliates (other than any Excluded Affiliate);

2.1.4take any action that would reasonably be expected to require the Company or any of its Affiliates (other than any Excluded Affiliate) to make a public announcement regarding any of the matters set forth in Section 2.1.1 through 2.1.3 above; or
2.1.5enter into any discussions, negotiations, arrangements or understandings with any third party with respect to any of the foregoing.
Notwithstanding the foregoing, nothing in this Section 2.1 shall restrict the Investor from entering to the transactions contemplated by, or its exercising its rights under, the Subscription Agreement (including the purchase of the Purchased Shares and the Additional Shares), the Registration Rights Agreement, the Certificate of Designations (including its conversion rights, redemption rights, and rights in connection with a Fundamental Change pursuant to the Certificate of Designations).
Furthermore, the restrictions set forth in this Section 2.1 shall terminate and be of no further force and effect if: (A) the Company enters into a definitive agreement with respect to, or publicly announces that it plans to enter into, a transaction involving more than 50% of the Company’s equity securities or all or substantially all of the Company’s assets (whether by merger, consolidation, business combination, tender or exchange offer, recapitalization, restructuring, sale, equity issuance, or otherwise), or (B) any Person or group publicly announces or commences a tender or exchange offer to acquire more than 50% of the Company’s equity securities.
2.2Upon conversion of the Series B Convertible Preferred Stock into shares of Class A Common Stock, for so long as the Investor continues to beneficially own at least five percent of the then outstanding shares of Class A Common Stock (which calculation shall include the maximum number of shares of Class A Common Stock that may be issued upon conversion of the shares of Series B Convertible Preferred Stock, without giving effect to any conversion limitation, cap or similar restriction), the Investor agrees to vote (or cause to be voted) all shares of Class A Common Stock and any other voting securities of the Company then held by the Investor (and any of its Affiliates (other than any Excluded Affiliate)), whether at any annual or special meeting of shareholders, or by written consent, in accordance with the recommendation of the Board of Directors on all matters submitted to a vote of the shareholders of the Company; provided, however, that the Investor shall not be obligated to vote in accordance with the recommendation of the Board of Directors, and shall be permitted to vote in its sole discretion, with respect to any matters related to any (i) Fundamental Change (as defined in the Certificate of Designations), (ii) merger, consolidation, business combination, or sale, lease, exchange, or other transfer of all or substantially all of the assets of the Company or any of its Subsidiaries, or any recapitalization, restructuring, liquidation, dissolution, or winding up of the Company, or any similar transaction, (iii) amendment, modification, or waiver of any provision of the Certificate of Designations or (iv) amendment, modification, or waiver of the Certificate of Formation or the Bylaws of the Company that would adversely alter or change the rights, powers, preferences, or privileges of the Series B Convertible Preferred Stock (collectively, the “Excluded Matters”). The Investor hereby grants to the Company an irrevocable proxy, coupled with an interest, to vote the Investor’s shares of Class A Common Stock in accordance with this Section 2.2 in the event the Investor fails to vote in accordance with the Board of Director’s recommendation (other than in connection with any Excluded Matter).

2.3Notwithstanding anything to the contrary, nothing in this Section 2 shall apply to, restrict, or be deemed to be breached by the activities of any Excluded Affiliate, and no action taken by any Excluded Affiliate shall be attributed to the Investor or deemed a breach of this Agreement by the Investor, so long as such Excluded Affiliate is not taking action with respect to the Company or its securities on behalf of, at the direction or request of, or pursuant to any agreement, arrangement, or understanding with, the Investor or the Investing Funds in any way related to the Company.
2.4For purposes of this Section 2, “Excluded Affiliate” means, with respect to the Investor, (a) any portfolio company of the Investor or any of its affiliated investment funds, (b) any separately operated investment adviser, broker-dealer, or other Person that directly or indirectly controls, is controlled by, or is under common control with the Investor (or any account, fund, or investment vehicle managed, advised, or sub-advised by such Person), other than (i) any investment fund or investment vehicle that is a party to the Subscription Agreement and (ii) any investment fund or vehicle managed or advised by the same investment professionals or investment team that manage or advise such fund or vehicle (collectively, the “Investing Funds”), and (c) any limited partner, non-managing member, or other similar direct or indirect investor in any investment fund managed or advised by the Investor or any of its Affiliates; provided, that, in each case, that such Excluded Affiliate shall only be excluded to the extent that it is not taking action with respect to the Company or its securities (i) on behalf of, or at the direction or request of, the Investor or the Investing Funds, or (ii) pursuant to any agreement, arrangement, or understanding with the Investor or the Investing Funds related to the Company.
3.Representations and Warranties.
3.1The Company represents and warrants to the Investor that: (a) the Company has the requisite corporate power and authority to execute this Agreement and any other documents or agreements to be entered into in connection with this Agreement and to bind it hereto and thereto; (b) this Agreement has been duly and validly authorized, executed and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company and is enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles; and (c) the execution, delivery and performance of this Agreement by the Company does not and will not (i) violate or conflict with any law, rule, regulation, order, judgment or decree applicable to the Company, (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could constitute such a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, agreement, contract, commitment, understanding or arrangement to which the Company is a party or by which it is bound or (iii) violate or result in the breach of any provision of the Certificate of Formation or Bylaws of the Company.
3.2The Investor represents and warrants to the Company that: (a) the Investor and the authorized signatory of the Investor set forth on the signature page hereto has the requisite power and authority to execute this Agreement and any other documents or agreements to be entered into in connection with this Agreement and to bind it hereto and thereto; (b) this Agreement has been duly authorized, executed and delivered by the Investor, constitutes a valid and binding obligation and agreement of the Investor and is enforceable against the Investor in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles; (c) the execution, delivery and performance of this Agreement by the Investor does not and will not (i) violate or conflict with any law, rule, regulation, order, judgment or decree applicable to the Investor or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could constitute such a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which the Investor is a party or by which it is bound.

4.Amendment in Writing. This Agreement and each of its terms may only be amended, waived, supplemented or modified in a writing signed by the signatories hereto.
5.Governing Law/Venue/Waiver of Jury Trial/Jurisdiction.
5.1This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas.
5.2The parties (i) hereby irrevocably and unconditionally submit to the jurisdiction of the courts of the State of Texas sitting in Dallas County and to the jurisdiction of the United States District Court for the Northern District of Texas for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement; (ii) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the courts of the State of Texas sitting in Dallas County or the United States District Court for the Northern District of Texas; and (iii) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.
5.3Waiver of Jury Trial. EACH PARTY HERETO, FOR ITSELF AND ITS AFFILIATES, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR OTHER PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE ACTIONS OF THE PARTIES HERETO OR THEIR RESPECTIVE AFFILIATES PURSUANT TO THIS AGREEMENT OR IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.
6.Specific Performance. The Parties expressly agree that an actual or threatened breach of this Agreement by any Party will give rise to irreparable injury that cannot adequately be compensated by damages. Accordingly, in addition to any other remedy to which it may be entitled, each Party shall be entitled to a temporary restraining order or injunctive relief to prevent a breach of the provisions of this Agreement or to secure specific enforcement of its terms and provisions, and each Party agrees it will not take any action, directly or indirectly, in opposition to another Party seeking relief. Each of the Parties agrees to waive any requirement for the security or posting of any bond in connection with any such relief.
7.Severability. If at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this Agreement.

8.Non-Waiver. No failure or delay by a Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.
9.Entire Agreement. This Agreement, the Subscription Agreement, the Certificate of Designations and the Registration Rights Agreement constitutes the full, complete and entire understanding, agreement, and arrangement of and between the Parties with respect to the subject matter hereof and supersedes any and all prior oral and written understandings, agreements and arrangements between them. There are no other agreements, covenants, promises or arrangements between the Parties other than those set forth in this Agreement (including the attachments hereto).
10.Notice. All notices and other communications which are required or permitted hereunder shall be in writing and shall be deemed validly given, made or served, when delivered in person or sent by overnight courier, when actually received during normal business hours, or upon confirmation of receipt when sent by e-mail (provided that such confirmation is not automatically generated), at the address specified in this Section 10:
If to the Company:
Dream Finders Homes, Inc.
14701 Philips Highway, Suite 300
Jacksonville, FL 32256
E-mail: [*****]
Attention: Robert E. Riva, Jr.
with a copy (which shall not constitute notice) to:
Foley & Lardner LLP
100 North Tampa Street, Suite 2700
Tampa, FL 33602
E-mail: svazquez@foley.com
Attention: Steven W. Vazquez
If to the Investor, to the address set forth on the signature page hereto.

11.Further Assurances. The Investor and the Company agree to take, or cause to be taken, all such further or other actions as shall reasonably be necessary to make effective and consummate the transactions contemplated by this Agreement.
12.Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign or otherwise transfer either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties. Any purported transfer requiring consent without such consent shall be void.
13.No Third Party Beneficiaries. This Agreement is solely for the benefit of the Parties and is not enforceable by any other Person.
14.Interpretation. Each of the Parties acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed this Agreement with the advice of such counsel. Each Party and its counsel cooperated and participated in the drafting and preparation of this Agreement, and any and all drafts relating thereto exchanged among the Parties shall be deemed the work product of all of the Parties and may not be construed against any Party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any Party that drafted or prepared it is of no application and is hereby expressly waived by each of the Parties, and any controversy over interpretations of this Agreement shall be decided without regard to events of drafting or preparation.
15.Counterparts. This Agreement may be executed by the Parties in separate counterparts (including by fax, jpeg, .gif, .bmp and .pdf), each of which when so executed shall be an original, but all such counterparts shall together constitute one and the same instrument.
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IN WITNESS WHEREOF, the Parties hereto have each executed this Agreement on the date set forth below.

DREAM FINDERS HOMES, INC.

By: ___________________________________
Name: Patrick O. Zalupski
Title: President and Chief Executive Officer
Signature Page to Investor Rights Agreement

IN WITNESS WHEREOF, the Parties hereto have each executed this Agreement on the date set forth below.

[Investor]

By: ___________________________________
Name: [________]
Title: [________]

Address for Notice:
[Investor]
Attention: [______]
Email: [______]
with a copy (which shall not constitute notice) to:
[_______________]